                                                                RULE 424(B)(3)
                                                            FILE NO. 333-08479
                                                     REPUBLIC INDUSTRIES, INC.




                  SUPPLEMENT NO. 2 DATED JANUARY 23, 1997
                   TO PROSPECTUS DATED DECEMBER 13, 1996



        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby amended and supplemented as follows:

                                 SHARES BENEFICIALLY      SHARES TO BE OFFERED
                                   OWNED PRIOR TO            FOR THE SELLING
SELLING STOCKHOLDER                 THE OFFERING          STOCKHOLDER'S ACCOUNT
-------------------              -------------------      ---------------------
                                                                (C)
William J. Gallio(6)                    58,830                  58,830

William J. Gallio TR,                   86,179                  86,179
 William J. Gallio Charitable
 Remainder Unitrust dtd
 12/24/96